Exhibit 99.3

Notice of Guaranteed Delivery

to Tender

with respect to

RADIAN GROUP INC.

Offer to Exchange

Our 5.625% Senior Notes Due 2013

Which Have Been Registered Under the Securities Act,

For Any and All of Our Outstanding 5.625% Senior Notes Due 2013

Pursuant to the Prospectus

dated                          , 2003

This Notice of Guaranteed Delivery or a form substantially equivalent hereto must be used to accept the Exchange Offer if (a) the outstanding 5.625% Senior Notes due 2013 (the “Old Notes”) to be exchanged by the undersigned are not immediately available or (b) time will not permit the Old Notes and all other required documents to reach the exchange agent before the Expiration Date (as defined below). This form may be delivered by an Eligible Institution by mail or hand delivery or transmitted via facsimile to the exchange agent as set forth below. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the prospectus dated                          , 2003 (as the same may be amended or supplemented from time to time, the “Prospectus”) of Radian Group Inc.

The Exchange Offer is not being made to (nor will the surrender of Old Notes be accepted from or on behalf of) holders of Old Notes in any jurisdiction in which the making or acceptance of the Exchange Offer would not be in compliance with the laws of such jurisdiction.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ___ __, 2003, UNLESS FURTHER EXTENDED (THE “EXPIRATION DATE”). HOLDERS OF OLD NOTES MUST TENDER THEIR OLD NOTES BEFORE THE EXPIRATION DATE IN ORDER TO RECEIVE 5.625% SENIOR NOTES DUE 2013 WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT (THE “EXCHANGE NOTES”). TENDERS MAY BE WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE, BUT NOT THEREAFTER (EXCEPT UNDER CERTAIN LIMITED CIRCUMSTANCES DESCRIBED MORE FULLY IN THE PROSPECTUS).

The exchange agent for the Exchange Offer is:

Wachovia Bank, National Association

Attn: Corporate Actions

1525 West W.T. Harris Boulevard, 3C3

Charlotte, NC 28262

By Mail, Overnight Courier or Hand Delivery: Wachovia Bank, National Association Attn: Corporate Actions 1525 West W.T. Harris Boulevard, 3C3 Charlotte, NC 28262
By Facsimile (for Eligible Institutions only): (704) 590-7628	To Confirm Receipt of Notice of Guaranteed Delivery by Telephone: (704) 590-7409

Delivery of this Notice of Guaranteed Delivery to an address, or transmission via facsimile, other than as set forth above, will not constitute a valid delivery.

This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tender(s) and delivers to Radian Group Inc., upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the principal amount of Old Notes set forth below, pursuant to the guaranteed delivery procedures set forth in the Prospectus under the heading “The Exchange Offer––Procedures for Tendering Old Notes.”

Subject to and effective upon acceptance for purchase of the Old Notes tendered herewith, the undersigned hereby sells, assigns and transfers to or upon the order of Radian Group Inc. all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the undersigned’s status as a holder of, all and any Old Notes tendered hereby. In the event of a termination of the Exchange Offer, the Old Notes tendered pursuant thereto will be returned to the tendering holder promptly.

The undersigned hereby represents and warrants that the undersigned accepts the terms and conditions of the Prospectus and Letter of Transmittal, has full power and authority to tender sell, assign and transfer the Old Notes tendered hereby and that Radian Group Inc. will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The undersigned will, upon request, execute and deliver any additional documents deemed by the exchange agent or Radian Group Inc. to be necessary or desirable to complete the sale, assignment and transfer of the Old Notes tendered.

All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

PLEASE SIGN AND COMPLETE
Signature(s) of Registered Holder(s) or Authorized Signatory:	Address(es):

Name(s) of Registered Holder(s):	Area Code and Telephone No.:

Principal Amount of Notes Tendered

Certificate No(s). of Notes (if available):	If Notes will be delivered by a book-entry transfer, Check trust company: ☐ The Depository Trust Company Transaction Code No: Depository Account No:

This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Old Note(s) exactly as their name(s) appear(s) on the Old Note(s) or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, guardian, attorney-in-fact, officer of a corporation, executor, administrator, agent or other representative, such person must provide the following information:

Please print name(s) and address(es)

Name(s):

Capacity:

Address(es):

GUARANTEE (Not to be used for signature guarantee)

The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States or another “Eligible Guarantor Institution” as defined in Rule 17Ad-15 under the Securities Act of 1934, as amended, hereby guarantees that, within three business days after the Expiration Date, a properly completed and validly executed Letter of Transmittal (or a facsimile thereof), together with Old Notes tendered hereby in proper form for transfer (of confirmation of the book-entry transfer of such Old Notes into the exchange agent’s account at a Book-Entry Transfer Facility, pursuant to the procedures for book-entry transfer set forth in the Statement under the caption “The Exchange Offer––Procedures for Tendering Old Notes”) and all other required documents will be deposited by the undersigned with the exchange agent at its address set forth above.

Name of Firm:	Authorized Signature
Address:	Name:
Title:
Area Code and Telephone No:	Date:

DO NOT SEND NOTES WITH THIS FORM. ACTUAL SURRENDER OF NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND VALIDLY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.